UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2017

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 18, 2017 (the “Effective Date”), I.D. Systems, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Avis Budget Group, Inc. (“Avis”) and amended the Master Software License, Information Technology Services and Equipment Purchase Agreement (the “Master Agreement”) with Avis Budget Car Rental, LLC, a subsidiary of Avis, dated August 22, 2011, previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2011. Pursuant to the terms of the Purchase Agreement, the Company has accepted an order from Avis for certain hardware and agreed to license to Avis certain software, which collectively comprise the Company’s system relating to cellular-enabled rental car management (the “System”). The order was placed pursuant to a statement of work (the “SOW#4”) issued under the Master Agreement, which governs the terms and conditions of the sale and license. Avis has agreed to pay not less than $21,270,376 to the Company for the System and certain ongoing maintenance and support services relating to the System. In addition, the SOW#4 provides for a period of exclusivity (“Exclusivity Period”) commencing on the Effective Date and ending fourteen (14) months after the Effective Date, which may be extended by Avis under certain conditions. During the Exclusivity Period, the Company will not (i) sell the System to any competitor of Avis for the same purpose set forth in the Master Agreement, or (ii) market or engage in any sales discussions or negotiations regarding any sale of the System with any competitor of Avis that is prohibited under the Master Agreement. Avis has the right to cancel or accept the System and pay a lower price if the Company cannot retrieve the necessary vehicle data from 25 makes and models 6 months after the Effective Date.

On March 20, 2017, the Company issued a press release announcing the entry into the agreements described in this Item 8.01. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press release, dated March 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: March 20, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 20, 2017.